Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Schedules 2016 First Quarter Earnings Release, Conference Call and Webcast

HOUSTON, April 5, 2016 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that it will release financial results for the first quarter ended March 31, 2016, on Wednesday, April 27, 2016, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 10 a.m. ET.

The live conference call may be accessed by the telephone details below or via webcast on the Company’s investor relations website at http://www.group1corp.com/events. The webcast replay will be available for 30 days.

The conference call will be available by dialing in 15 minutes prior to the start of the call at:

Domestic:	1-888-317-6003
International:	1-412-317-6061
Conference ID:	6811652
A telephonic replay will be available following the call through May 4, 2016 by dialing:
Domestic:	1-877-344-7529
International:	1-412-317-0088
Replay ID:	10083995

ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 162 automotive dealerships, 212 franchises, and 37 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com